UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2021

BIOMEA FUSION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40335	82-2520134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Main Street Redwood City, CA		94063
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 980-9099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BMEA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2021, Biomea Fusion, Inc. Biomea Fusion, Inc. (“Biomea Fusion” or the “Company”) announced that Franco Valle, Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer, will commence employment with the Company on July 26, 2021, as previously reported pursuant to a Current Report on Form 8-K filed by the Company on June 29, 2021.

On July 7, 2021, Sunny Lee Ryan, Executive Vice President of Finance of the Company, notified the Company of her decision to resign her position with Company, effective July 31, 2021 (the “Effective Date”). Ms. Lee Ryan will continue to be employed by the Company as its Executive Vice President of Finance through the Effective Date, and will remain Principal Financial Officer and Principal Accounting Officer until the commencement of Franco Valle’s employment.

On July 7, 2021, the Company entered into a Transition and Separation Agreement (the “Transition and Separation Agreement”) with Ms. Ryan, pursuant to which Ms. Ryan will continue to be employed by the Company through the Effective Date. Subject to Ms. Ryan’s continued employment through July 31, 2021, in exchange for providing a general release of claims that becomes effective and continued compliance with the Employee Proprietary Information and Inventions Agreement entered into between Ms. Ryan and the Company, Ms. Ryan will receive: (i) continued payments of her base salary for 12 months following the Effective Date; (ii) accelerated vesting of her outstanding equity awards in respect of the number of shares that would have vested had she continued to provide services for the three-month period following the Effective Date; (iii) extended exercisability of the vested portion of her options (after giving effect to the foregoing acceleration) for the 36-month period beginning on the Effective Date; and (iv) payment or reimbursement of COBRA premiums for Ms. Ryan and her covered dependents for up to 12 months following the Effective Date.

The foregoing summary of the material terms of the Transition and Separation Agreement is qualified in its entirety by the complete terms of the agreement, which will be filed as an exhibit to the Company’s quarterly report for the quarterly period ended September 30, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEA FUSION, INC.

Date: July 9, 2021	By:	/s/ Thomas Butler
Thomas Butler Chief Executive Officer